Exhibit 99.1

CareCloud Reports Record Third Quarter Revenue and Net Income

SOMERSET, N.J., November 4, 2021 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced financial and operational results for the third quarter ended September 30, 2021. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the year.

Third Quarter 2021 Highlights

●	Record revenue of $38.3 million, 21% growth over Q3 2020
●	Record GAAP net income of $1.5 million, compared to a net loss of $1.7 million in Q3 2020
●	Record adjusted net income of $6.1 million, or $0.41 per share, growth of 72% over Q3 2020
●	Record adjusted EBITDA of $6.7 million, an increase of $2.5 million compared to $4.2 million in Q3 2020

Year-to-date 2021 Highlights

●	Revenue of $102.1 million, a 40% increase from YTD 2020
●	GAAP net loss declined to $686,000, compared to a net loss of $9.0 million in the same period last year
●	Adjusted net income of $13.5 million or $0.91 per share, compared to $3.5 million in the same period last year
●	Adjusted EBITDA of $16.0 million, an increase of $10.8 million from $5.2 million in the same period last year

“We are excited to report record revenue of $38.3 million in the third quarter, a $6.7 million year-over-year increase,” said A. Hadi Chaudhry, CareCloud’s Chief Executive Officer and President. “We are on track to achieve another year with 30% or more year-over-year revenue growth while we more than double our adjusted EBITDA. That would make 2021 our fifth consecutive year with over 25% annual revenue growth. We achieved these record results through a combination of organic growth and our acquisition of medSR on June 1, 2021, as well as our relentless focus on reducing costs in our acquired companies to improve our operating efficiencies.”

“We are very proud to report positive GAAP net income of $1.5 million this quarter, in addition to a record $6.7 million in adjusted EBITDA, representing our eighteenth consecutive quarter of positive adjusted EBITDA,” continued Hadi Chaudhry. “We are pleased to give investors the opportunity to invest in a company achieving both rapid growth and profitability.”

Third Quarter 2021 Financial Results

Revenue for the third quarter 2021 was a record $38.3 million, an increase of $6.7 million or 21% from the third quarter of 2020.

Bill Korn, Chief Financial Officer, commented “Revenue was a new record for the Company, 12% above our previous all-time high, set last quarter. Our annualized revenue run rate is now $150 million, which is 43% above our 2020 revenue and 133% above our 2019 revenue. This is proof that our strategy of growing through a combination of organic and strategic growth continues to allow us to grow revenue significantly faster than the industry.”

Third quarter 2021 GAAP net income was $1.5 million, as compared to a net loss of $1.7 million in the same period last year and a net loss of $227,000 in second quarter 2021. “While the management team looks at adjusted EBITDA and cash flow from operations as the primary indicators of whether our business is growing in a sustainable way, achieving positive GAAP profitability of well over $1 million this quarter is a great milestone showing our progress,” remarked Bill Korn.

GAAP net loss was $0.15 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for third quarter 2021 was $6.1 million, or $0.41 per share, and is calculated using the end-of-period common shares outstanding. “Non-GAAP adjusted net income exceeds the quarterly dividend paid to preferred shareholders, which is a metric investors often pay attention to,” Bill Korn noted. “Since non-GAAP adjusted net income excludes non-cash expenses like depreciation and amortization, it is a good indicator that our steady-state operating cash flow exceeds our dividend.”

Adjusted EBITDA for third quarter 2021 was $6.7 million, or 17% of revenue, compared to $4.2 million in the same period last year. CareCloud’s adjusted EBITDA increased by approximately $2.5 million from Q3 2020, in large part due to the cost savings resulting from integrating the businesses the Company acquired during 2020. “Adjusted EBITDA set a new record, growing by 58% from third quarter last year, 18% from our last quarter and 17% from our previous record,” stated Bill Korn.

Nine Month 2021 Financial Results

Revenue for the first nine months of 2021 was $102.1 million, an increase of 40% compared to $73.1 million in the first nine months of 2020. Revenue for nine months of 2021 was just $3.0 million less than full-year revenue for all of 2020, and was $37.7 million greater than full-year revenue for 2019.

Bill Korn remarked, “Approximately 82% of our year-to-date revenue involved the use of our technology, including clients using our core technology suite (approximately 50% of our revenue), clients using one or more components of our technology (approximately 22% of revenue), or clients where we are providing IT services utilizing our technology processes and know-how (approximately 10% of our revenue). Another 7% of revenue came from clients where we are providing solely revenue cycle management services, 9% of revenue is from clients where we are managing their entire medical practice, and approximately 2% of revenue comes from other services.”

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For the first nine months of 2021, the Company’s GAAP net loss was $686,000, compared to a GAAP net loss of $9.0 million in the first nine months of 2020. GAAP net loss per share was $0.77, based on the net loss attributable to common shareholders.

Non-GAAP adjusted net income for the first nine months of 2021 was $13.5 million or $0.91 per share, an increase of $10.0 million over adjusted net income of $3.5 million in the first nine months of 2020.

During this period, our adjusted EBITDA was $16.0 million, an increase of $10.8 million or 210% from $5.2 million in the same period last year. Adjusted EBITDA for nine months for 2021 is $5.1 million greater than full-year 2020 and $7.9 million greater than full year 2019, reflecting the cost savings from previous acquisitions.

Cash Balances and Capital

As of September 30, 2021, the Company had approximately $9.3 million of cash, including restricted cash. During the third quarter 2021, cash flow from operations was approximately $5.1 million. Our net working capital on September 30, 2021 was approximately $9.9 million.

On September 30, 2021, the Company had approximately 5,295,000 shares of non-convertible Series A Preferred Stock outstanding. These shares pay monthly cash dividends of approximately $0.23 per share, but they are fully redeemable at any time the Company chooses. Bill Korn commented “Our Preferred Stock has been a great way to finance our rapid growth without restrictive covenants. Now that it is redeemable, management is evaluating several options to start redeeming the Preferred in ways that are accretive to common stockholders and prepare us for the next stage of our growth.”

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the third quarter 2021 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 786-204-3966 and referencing “CareCloud Third Quarter 2021 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 6554517.

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including practice management (PM), electronic health records (EHR), business intelligence, telehealth, revenue cycle management (RCM), Medical office practice management and patient experience management (PXM) at www.carecloud.com.

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Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

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These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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CARECLOUD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$8,313	$20,925
Restricted cash	1,000	-
Accounts receivable - net, of allowance for doubtful accounts of $369 and $522 at September 30, 2021 and December 31, 2020, respectively	18,094	12,089
Contract asset	4,661	4,105
Inventory	500	399
Current assets - related party	13	13
Prepaid expenses and other current assets	3,817	7,288
Total current assets	36,398	44,819
Property and equipment - net	5,108	4,921
Operating lease right-of-use assets	7,108	7,743
Intangible assets - net	32,143	29,978
Goodwill	60,661	49,291
Other assets	1,091	1,247
TOTAL ASSETS	$142,509	$137,999
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,803	$6,461
Accrued compensation	3,390	2,590
Accrued expenses	5,894	8,501
Operating lease liability (current portion)	3,929	4,729
Deferred revenue (current portion)	1,089	1,173
Accrued liability to related party	-	1
Deferred payroll taxes	927	927
Notes payable (current portion)	590	401
Dividend payable	3,843	4,241
Consideration payable	1,000	-
Total current liabilities	26,465	29,024
Notes payable	24	41
Contingent consideration	6,500	-
Borrowings under line of credit	6,000	-
Deferred payroll taxes	927	927
Operating lease liability	5,026	6,297
Deferred revenue	216	305
Deferred tax liability	300	160
Total liabilities	45,458	36,754
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at September 30, 2021 and December 31, 2020; issued and outstanding 5,295,414 and 5,475,279 shares at September 30, 2021 and December 31, 2020, respectively	5	5
Common stock, $0.001 par value - authorized 29,000,000 shares at September 30, 2021 and December 31, 2020; issued 15,614,210 and 14,121,044 shares at September 30, 2021 and December 31, 2020, respectively; 14,873,411 and 13,380,245 shares outstanding at September 30, 2021 and December 31, 2020, respectively	16	14
Additional paid-in capital	133,806	136,781
Accumulated deficit	(34,575)	(33,889)
Accumulated other comprehensive loss	(1,539)	(1,004)
Less: 740,799 common shares held in treasury, at cost at September 30, 2021 and December 31, 2020	(662)	(662)
Total shareholders’ equity	97,051	101,245
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$142,509	$137,999

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
NET REVENUE	$38,304	$31,639	$102,137	$73,085
OPERATING EXPENSES:
Direct operating costs	24,124	19,718	62,719	45,842
Selling and marketing	2,375	1,571	6,469	4,778
General and administrative	5,921	6,191	17,814	17,176
Research and development	488	2,367	4,328	6,846
Change in contingent consideration	-	(500)	-	(500)
Depreciation and amortization	3,547	3,206	9,505	6,944
Loss on lease termination, impairment and unoccupied lease charges	424	321	1,664	681
Total operating expenses	36,879	32,874	102,499	81,767
OPERATING INCOME (LOSS)	1,425	(1,235)	(362)	(8,682)
OTHER:
Interest income	4	2	10	44
Interest expense	(91)	(132)	(274)	(396)
Other (expense) income - net	(65)	(246)	(80)	84
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	1,273	(1,611)	(706)	(8,950)
Income tax (benefit) provision	(232)	62	(20)	18
NET INCOME (LOSS)	$1,505	$(1,673)	$(686)	$(8,968)

Preferred stock dividend	3,642	4,230	10,408	10,150
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,137)	$(5,903)	$(11,094)	$(19,118)

Net loss per common share: basic and diluted	$(0.15)	$(0.46)	$(0.77)	$(1.53)
Weighted-average common shares used to compute basic and diluted loss per share	14,737,103	12,771,307	14,419,968	12,493,458

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

($ in thousands)

	2021	2020
OPERATING ACTIVITIES:
Net loss	$(686)	$(8,968)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,853	6,816
Lease amortization	2,191	2,134
Deferred revenue	(193)	160
Provision for doubtful accounts	465	296
Provision (benefit) for deferred income taxes	140	(93)
Foreign exchange gain	(87)	(63)
Interest accretion	599	511
Gain on sale of assets	-	(2)
Stock-based compensation expense	4,006	4,951
Change in contingent consideration	-	(500)
Adjustment of goodwill	36	-
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(1,363)	(1,209)
Contract asset	(556)	(274)
Inventory	(101)	186
Other assets	(135)	106
Accounts payable and other liabilities	(6,959)	(8,384)
Net cash provided by (used in) operating activities	7,210	(4,333)
INVESTING ACTIVITIES:
Purchase of property and equipment	(1,992)	(1,289)
Capitalized software	(5,277)	(3,767)
Cash paid for acquisitions (net)	(12,582)	(23,716)
Net cash used in investing activities	(19,851)	(28,772)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(10,806)	(7,798)
Settlement of tax withholding obligations on stock issued to employees	(2,096)	(1,847)
Repayments of notes payable, net	(745)	(430)
Proceeds from exercise of warrants	6,391	2,995
Proceeds from issuance of common stock, net of expenses	2,528	-
Proceeds from line of credit	11,000	19,500
Repayment from line of credit	(5,000)	(19,500)
Settlement of contingent obligation	-	(1,325)
Net proceeds from issuance of preferred stock	-	44,544
Net cash provided by financing activities	1,272	36,139
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(243)	(188)
NET (DECREASE) INCREASE IN CASH	(11,612)	2,846
CASH - beginning of the period	20,925	19,994
CASH AND RESTRICTED CASH - end of the period	$9,313	$22,840
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock (cancelled) issued in connection with an acquisition	$(4,000)	$24,000
Contingent consideration	$6,500	$-
Vehicle financing obtained	$-	$28
Dividends declared, not paid	$3,843	$4,097
Purchase of prepaid insurance with assumption of note	$967	$668
Warrants issued	$-	$5,070
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$237	$64
Interest	$55	$150

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Loss

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ in thousands)
Net revenue	$38,304	$31,639	$102,137	$73,085

GAAP net income (loss)	1,505	(1,673)	(686)	(8,968)

(Benefit) provision for income taxes	(232)	62	(20)	18
Net interest expense	87	130	264	352
Foreign exchange loss / other expense	70	296	167	(17)
Stock-based compensation expense	1,004	1,763	4,006	4,951
Depreciation and amortization	3,547	3,206	9,505	6,944
Transaction and integration costs	269	609	1,118	1,709
Loss on lease termination, impairment and unoccupied lease charges	424	321	1,664	681
Change in contingent consideration	-	(500)	-	(500)
Adjusted EBITDA	$6,674	$4,214	$16,018	$5,170

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Non-GAAP Adjusted Operating Income to GAAP Operating Loss

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ in thousands)
Net revenue	$38,304	$31,639	$102,137	$73,085

GAAP net income (loss)	1,505	(1,673)	(686)	(8,968)
(Benefit) provision for income taxes	(232)	62	(20)	18
Net interest expense	87	130	264	352
Other expense (income) - net	65	246	80	(84)
GAAP operating income (loss)	1,425	(1,235)	(362)	(8,682)
GAAP operating margin	3.7%	(3.9)%	(0.4)%	(11.9)%

Stock-based compensation expense	1,004	1,763	4,006	4,951
Amortization of purchased intangible assets	2,768	2,690	7,079	5,751
Transaction and integration costs	269	609	1,118	1,709
Loss on lease termination, impairment and unoccupied lease charges	424	321	1,664	681
Change in contingent consideration	-	(500)	-	(500)
Non-GAAP adjusted operating income	$5,890	$3,648	$13,505	$3,910
Non-GAAP adjusted operating margin	15.4%	11.5%	13.2%	5.3%

Non-GAAP Adjusted Net Income to GAAP Net Loss

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	($ in thousands)
GAAP net income (loss)	$1,505	$(1,673)	$(686)	$(8,968)

Foreign exchange loss / other expense	70	296	167	(17)
Stock-based compensation expense	1,004	1,763	4,006	4,951
Amortization of purchased intangible assets	2,768	2,690	7,079	5,751
Transaction and integration costs	269	609	1,118	1,709
Loss on lease termination, impairment and unoccupied lease charges	424	321	1,664	681
Change in contingent consideration	-	(500)	-	(500)
Income tax expense (benefit) related to goodwill	13	7	140	(93)
Non-GAAP adjusted net income	$6,053	$3,513	$13,488	$3,514

End-of-period shares	14,873,411	13,136,088	14,873,411	13,136,088

Non-GAAP adjusted net income per share	$0.41	$0.27	$0.91	$0.27

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of September 30, 2021 and 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss attributable to common shareholders, per share	$(0.15)	$(0.46)	$(0.77)	$(1.53)
Impact of preferred stock dividend	0.25	0.33	0.72	0.85
Net income (loss) per end-of-period share	0.10	(0.13)	(0.05)	(0.68)

Foreign exchange loss / other expense	0.00	0.02	0.01	0.00
Stock-based compensation expense	0.07	0.14	0.27	0.38
Amortization of purchased intangible assets	0.19	0.20	0.48	0.44
Transaction and integration costs	0.02	0.06	0.08	0.13
Loss on lease termination, impairment and unoccupied lease charges	0.03	0.02	0.11	0.05
Change in contingent consideration	0.00	(0.04)	0.00	(0.04)
Income tax expense (benefit) related to goodwill	0.00	0.00	0.01	(0.01)
Non-GAAP adjusted earnings per share	$0.41	$0.27	$0.91	$0.27

End-of-period common shares	14,873,411	13,136,088	14,873,411	13,136,088
In-the-money warrants and outstanding unvested RSUs	2,432,636	4,910,423	2,432,636	4,910,423
Total fully diluted shares	17,306,047	18,046,511	17,306,047	18,046,511
Non-GAAP adjusted diluted earnings per share	$0.35	$0.19	$0.78	$0.19

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Loss on lease termination, impairment and unoccupied lease charges. Loss on lease termination represents the write-off of leasehold improvements as a result of an early lease termination. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities and a non-cancellable vendor contract where the services are no longer being used. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Income tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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